EXHIBIT 23

             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


December 15, 1998



We  consent to the incorporation by reference in the Registration Statement on Form S-8 of Meridian Insurance Group, Inc. of our report, dated February

25, 1998,  on  our  audits  of  the  consolidated  financial statements and financial  statement  schedules of Meridian Insurance  Group,  Inc.  as  of

December 31, 1997 and 1996  and  for  each of the three years in the period ended December 31, 1997, which report is  included  in the Annual Report on

Form 10-K.







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